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VIA EMAIL

[●], 2026

[●]
2055 Sugarloaf Circle
3rd Floor
Duluth, GA 30097

Re:    Employment Agreement Modification Relating to Non-Competition Provision

Dear [●]:
Reference is made to that certain [●] dated as of [●] by and between Fox Factory Holding Corp., a Delaware corporation (the “Company”), and [●] (“Executive”) (the “Employment Agreement”). Capitalized terms not otherwise defined in this letter shall have the meanings given to such terms in the Employment Agreement.
This letter memorializes an agreement between the Company and Executive regarding Section 7(b) of the Employment Agreement. Pursuant to Section 7(b), Executive is prohibited from engaging in, directly or indirectly, anywhere in the Restricted Area, any Restricted Business.
The Company and Executive have agreed to amend Section 7(b) in its entirety to read as follows:
“(b)    from the date of this Agreement and during the Restriction Period, without the prior written consent of the Company, Executive shall not, engage in, directly or indirectly, anywhere in the Restricted Area (as defined below), any business or enterprise which distributes, provides, renders or sells products or services which compete with the business of designing and distributing original equipment manufacturer, military or aftermarket suspension and related products (collectively, the “Restricted Business”); and”
This letter shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia. This letter may be executed in one or more counterparts (including by facsimile or electronic mail), each of which will be deemed to be an original copy of this letter and all of which, when taken together, will be deemed to constitute one and the same agreement. Except as expressly provided herein, the Employment Agreement remains in full force and effect and on and after the date hereof, each reference in the Employment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Employment Agreement as amended hereby.
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If the foregoing accurately reflects our agreement with respect to the modification of Section 7(b) of the Employment Agreement, please so indicate by returning one fully executed copy of this letter.

Very truly yours,
                        FOX FACTORY HOLDING CORP.

By:
Name:
Title:

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

By:
Name:

[Signature page to Fox Factory Holding Corp./ [●] Letter Agreement]